UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 2, 2005

                                 GOAMERICA, INC.

             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     0-29359                22-3693371
 ---------------------------   ----------------------        ------------
(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
    of Incorporation)                                     Identification No.)


  433 HACKENSACK AVENUE, HACKENSACK, NJ                   07601
 --------------------------------------                  --------
(Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (201) 996-1717

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

      On May 2, 2005, GoAmerica, Inc. (the "Company") entered into a short term loan agreement (the "Loan Agreement") with Hands On Video Relay Services, Inc., a Delaware corporation, and Hands On Sign Language Services, Inc., a California corporation (collectively, the "Borrower"), while the parties explore a strategic relationship. The Company may advance up to an aggregate of $500,000 to the Borrower, for certain purposes upon one or more requests, from the date of the Loan Agreement through the earliest to occur of (a) termination of a no shop agreement, entered into by the same parties concurrent with the Loan Agreement, for any reason other than due to execution of a definitive agreement for a strategic relationship or other transaction among the parties, (b) June 15, 2005, unless a definitive agreement has been executed, and (c) the termination of any definitive agreement reached by the parties before the closing of the transactions described in such definitive agreement. The amount that the Borrower may borrow under the Loan Agreement may increase by up to another $500,000, for an aggregate of $1,000,000, during the same period, under certain circumstances. All amounts that the Company advances to the Borrower will be secured, initially, by the assets acquired with such funds and will bear interest at the prime rate.

If no definitive agreement is entered into by the parties, all principal and accrued interest will be due and payable no later than the 90th day after the expiration of the no shop agreement, which is scheduled to expire on June 15, 2005, unless extended by the parties. The parties are not obligated to enter into a definitive agreement or close any transaction. If the transactions described in any definitive agreement that may be entered into by the parties have not been closed during the 12 month period immediately following any advance made by the Company pursuant to the Loan Agreement, principal and accrued interest will be payable in 12 monthly installments beginning after the 12 month anniversary of the advance. If the Borrower breaches the no shop agreement or any material provision of any definitive agreement, the balance of principal and accrued interest will become immediately due and payable and the Borrower will grant the Company a broader security interest in substantially all of the Borrower's assets until amounts due under the Loan Agreement are paid.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     GOAMERICA, INC.

                                                     By: /s/ Daniel R. Luis
                                                         -----------------------
                                                         Daniel R. Luis
                                                         Chief Executive Officer


Dated:  May 6, 2005